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                                                                  EXHIBIT 16.1

December 12, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Unicco Service Company

Dear Sirs:

We have reviewed a copy of the Registration Statement on Form S-4 dated
December 12, 1997 of Unicco Service Company and are in agreement with the statements made by it therein in response to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended.

Very truly yours,


ARTHUR ANDERSEN LLP